SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: March 5, 2004

(Date of earliest event reported)

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5313	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. Riverside Avenue, Suite 1100, Spokane WA,	99201
(Address of principal executive offices)	(Zip Code)

509-835-1500

(Registrant’s telephone number,

including area code)

Item 5. Other Events.

Effective March 5, 2004, we cancelled our fixed-to-variable interest rate swap, which was used to hedge the fixed interest rate payable on $165 million of our $250 million principal amount 10% senior subordinated debentures due 2011. The amount received by us upon cancellation of the interest rate swap, which will be amortized over the remaining the life of the debentures, will partially offset slightly higher interest costs resulting from the transaction. We announced that we had entered this fixed-to-variable interest rate swap in a Current Report on Form 8-K, which was filed with the Commission on August 19, 2003.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2004

POTLATCH CORPORATION

By:	/S/ MALCOLM A. RYERSE
Malcolm A. Ryerse
Corporate Secretary